Exhibit 23.1

July 13, 2007

United States Securities and Exchange Commission
100 F. Street, N. E.
Washington, D.C. 20549

Re:	Consent to be named in Amendment No. 2 to Form SB-2 Registration Statement, for the registration of 10,196,504 shares of common stock of Equicap, Inc.

Ladies and Gentlemen:

We consent to the use in this Amendment No. 2 to the Registration Statement of Equicap, Inc., a Nevada corporation, on Form SB-2 of our report dated June 8, 2007 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

Sincerely,

/S/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Parsippany, New Jersey